AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of the 15th day of
August, 1996, by and between Alliance Entertainment Corp., a Delaware corporation having its principal office at 110 East 59th Street, New York, New York 10022 (the "Company"), and Joseph J. Bianco, residing at 23 West 12th Street, New York, New York 10012 (the "Executive").


                       R E C I T A L S:


          WHEREAS, the Company considers it essential and in the best interests of its stockholders to more closely align the interests of the Executive with those of its shareholders and that the Executive support the mission, values and strategy of the Company and desires to retain the services of the Executive; and

          WHEREAS, the Executive desires to accept such employment by the Company, upon the terms and conditions hereinafter set forth.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements set forth herein, the parties agree as follows:

          1. Employment and Duties. The Company agrees to employ the Executive as Co-Chairman of the Company and the Executive accepts such employment and agrees to perform all duties and services consistent with the Executive's position. As Co-Chairman, the Executive shall be the second highest ranking officer of the Company. The Executive agrees to devote substantially all of the Executive's business time, attention and energy to perform the Executive's duties and services hereunder.

          2. Term of Employment. The term of the Executive's employment under this Agreement shall commence on March 15, 1995 and shall end on the fifth anniversary of such date, unless sooner terminated as provided in Section 5 hereof (the "Employment Period"); provided, however, that commencing on

March 15, 2000, and each March 15 thereafter, the term of this Agreement shall automatically be renewed for one (1) additional year unless, not earlier than 210 days nor later than 180 days prior to such date, either party shall have provided written notice that such party elects not to renew the term of this Agreement.

            3.    Compensation and Benefits.

                  3.1 Base Salary. For the year commencing March 15, 1996, the Company shall pay the Executive a base salary of Five Hundred Seventy-Eight Thousand ($578,000) Dollars per annum ("Base Salary"). The Base Salary for each year after the first year may be increased from time to time in the sole discretion of the Board and in any event will be increased annually to reflect corresponding increases in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, all items (1982-88 = 100). Base Salary shall be payable at such intervals as salaries are paid by the Company to its other executive employees.

                  3.2 Bonus. In addition to Base Salary, with respect to each fiscal year during the Employment Period, the Executive shall be entitled to participate in, and be eligible for annual bonuses under, the Company's Executive Incentive Plan or other annual bonus program which shall be no less favorable to the Executive than the Executive Incentive Plan. Any such bonus amount (a "Bonus") shall be payable at such time as executive bonuses customarily are paid by the Company, but in no event later than 30 days after the end of the Company's fiscal year. The Executive's target Bonus shall be an amount equal to sixty percent (60%) of Base Salary and the Executive's maximum Bonus shall be equal to ninety percent (90%) of Base Salary, subject to satisfaction of applicable performance goals established by the Compensation
Committee of the Company's board of directors (the "Compensation Committee"). Notwithstanding the foregoing, in any year the Compensation Committee may recommend for good reason a reduction in bonus for such year.

                  3.3 Benefit Plans. During the Employment Period, the Company shall provide Executive with the use of the office in the Company's New York
City headquarters currently occupied by Executive, with appropriate administrative services, including a secretary, and the Executive shall be entitled to participate in all plans adopted for the general benefit of the Company's employees or executive employees, such as pension plans, medical plans, disability plans, investment plans and group or other insurance plans and benefits, to the extent that the Executive is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time; provided, however, that such benefits shall not be less, in the aggregate, than those in effect on March 15, 1995. The Executive has received, and shall be eligible to continue to receive, grants of performance units under the Company's Long-Term Incentive and Share Award Plan and such other stock option or incentive plans as may be maintained by the Company, in such amounts and at such times as shall be determined by the Compensation Committee. The Executive shall be reimbursed for his reasonable out-of-pocket expenses incurred in the performance of his duties upon submission of appropriate evidence thereof in conformity with normal Company policy for executive officers. In addition, the Executive shall receive a per diem of $1,000 for each day or portion thereof he is working in Florida.

                  3.4 Automobile. The Company shall provide [two] luxury automobiles for the exclusive use and benefit of the Executive. The automobiles shall be of a type similar to the automobiles currently provided by the Company for the benefit of the Executive. With respect to any automobile provided to the Executive pursuant to this Section 3.4 which is subject to a lease, the Executive shall have the right to purchase the automobile at the termination of the term of such lease. With respect to any automobile provided to the Executive pursuant to this Section 3.4 which is owned by the Company, the Executive shall have the right to purchase such automobile at its depreciated book value.

     4. Vacation. For each year during the Employment Agreement, the Executive shall be entitled to paid vacation in accordance with the Company's standard policy for executive officers.

            5.    Termination.

                  5.1 Death. This Agreement shall automatically terminate upon the death of the Executive, whereupon the Company shall be obligated to pay to the Executive's estate any unpaid Base Salary and pro rata Bonus, if any, as determined by the Compensation Committee, through the date of death. Amounts payable under this Section 5.1 shall be payable at the times and intervals set forth in Sections 3.1 and 3.2 hereof.

                  5.2 Disability. The Company shall have the right to terminate this Agreement during the continuance of any Disability of the Executive, as hereinafter defined, upon fifteen (15) days' prior notice to the Executive during the continuance of the Disability. "Disability" for purposes of this Section 5.2 shall mean an inability by the Executive to perform a substantial portion of the Executive's duties hereunder by reason of physical or mental incapacity of disability for a total of one hundred eighty (180) days or more in any consecutive period of three hundred and sixty-five (365) days, as determined by the Board of Directors in its good faith judgment. In the event of a termination by reason of the Executive's Disability, the Company shall be obligated to assist the Executive in obtaining payment under the existing disability insurance maintained for the Executive by the Company. Amounts payable under this Section 5.2 shall be payable at the times and intervals set forth in Sections 3.1 and 3.2 hereof.

                  5.3 Termination for Cause. Upon the early termination of this Agreement by the Company for Cause, the Company shall only be obligated to pay the Executive his Base Salary pro-rated to the date of termination and any then accrued benefits. For purposes of this Agreement, "Cause" shall mean (i) any willful and continuing material failure by the Executive to perform his material duties under this Agreement, taken as a whole; (ii) the Executive's conviction of or plea of nolo contendere to a Felony; (iii) the Executive's conviction of fraud or embezzlement against the Company; (iv) any willful or intentional misconduct having the effect of materially injuring the business of the Company, or (v) any willful and material breach by the Executive of any of the provisions of the Confidentiality and Non-Competition Agreement attached hereto as Exhibit
A. Termination for Cause shall become effective upon notice to the Executive.

                  5.4 Termination by Executive for Other than Good Reason. Upon the early termination of this Agreement by the Executive for other than Good Reason, the Company shall be obligated to: (i) pay the Executive his Base Salary pro-rated to the date of termination plus any then accrued benefits; (ii) pay the Executive, on a monthly basis or more frequently, a consulting fee of 75% of the Executive's Base Salary at the time of termination through March 15, 2000, or if this Agreement is renewed pursuant to Section 2, through the date to which this Agreement has been renewed; (iii) provide that all options granted to the Executive under the Company's Long-Term Incentive and Share Award Plan and such other stock option or incentive plans as may be maintained by the Company shall vest upon such termination; (iv) transfer to the Executive all right and title to the automobiles provided to the Executive pursuant to Section 3.4 herein; (v) transfer to the Executive for consideration of $10,000 all right and title to the Company's facility located on Lake Tenanah in Roscoe, New York; (vi) pay all premiums with respect to the split dollar life insurance policy maintained by the Company on the Executive's life existing as of the date of this Agreement; (vii) provide coverage for the Executive under the Company's automobile insurance policies, for which the Company shall be reimbursed by the Executive; and (viii) provide the Executive coverage under the Company's medical plans and life insurance plans or other similar medical and life insurance coverage, or the economic equivalent of such coverage, for so long as the Executive shall live. For purposes of this Agreement, "Good Reason" shall mean any of the following: (i) a reduction or adverse change in, or a change which is inconsistent with, the Executive's responsibilities, duties, authority, power, functions, title, working conditions or status; or (ii) a reassignment to another geographic location more than fifty
(50) miles from the Executive's place of employment; or (iii) a material breach by the Company of this Agreement.

                  5.5 Termination for Other Reason. If the Executive's employment is terminated during the term of this Agreement by the Executive for Good Reason or by the Company other than by reason of (i) death, (ii) Disability, or (iii) for Cause, then the Company shall pay the Executive a cash lump sum in an amount equal to (i) four (4) times his Base Salary in effect at the time of his termination of employment, plus (ii) the higher of the Bonus which the Executive received in the prior fiscal year, or the target Bonus applicable to the Executive in the fiscal year of such termination. Such amount shall be payable no later than thirty (30) days following the Executive's termination pursuant to this Section 5.5. For the three year period after the Executive's termination of employment pursuant to this Section 5.5, the Executive shall be (i) entitled to continued participation in all of the Company's employee benefit plans, including, without limitation, continued accrual for retirement benefits, and all of the other benefits and perquisites provided for under this Agreement (other than those benefits set forth in clause
(vi) below) or (ii) provided the economic equivalent of such continued participation and perquisites. In addition, the Company shall be obligated to:
(i) provide that all options granted to the Executive under the Company's Long-Term Incentive and Share Award Plan and such other stock option or incentive plans as may be maintained by the Company shall vest upon such termination; (ii) transfer to the Executive all right and title to the automobiles provided to the Executive pursuant to

Section 3.4 herein; (iii) transfer to the Executive for consideration of $10,000 all right and title to the Company's facility located on Lake Tenanah in Roscoe, New York; (iv) pay all premiums with respect to the split dollar life insurance policy maintained by the Company on the Executive's life existing as of the date of this Agreement; (v) provide coverage for the Executive under the Company's automobile insurance policies, for which the Company shall be reimbursed by the Executive; and (vi) provide the Executive coverage under the Company's medical plans and life insurance plans or other similar medical or life insurance coverage, or the economic equivalent of such coverage, for so long as the Executive shall live.

                  5.6  Nature  of  Payments.   Any  payments   pursuant  to  the
provisions of this Section 5 shall not be subject to any requirement as to mitigation or offset.

                  5.7 Tax Gross-up. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution made, or benefit provided, by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5.7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended and then in effect (the "Code") (or any similar excise tax) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all Federal, state, local or other taxes (including any interest or penalties imposed with respect to any such taxes), including, without limitation, any such income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            (i) Subject to the provisions of paragraph (ii) of this Section 5.7, all determinations required to be made under this Section 5.7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Coopers & Lybrand (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 20 calendar days of the receipt of written notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control, the Executive shall have the right by written notice to the Company to appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and shall be paid by the Company upon demand of the Executive as incurred or billed by the Accounting Firm. Any Gross-Up Payment, as determined pursuant to this Section 5.7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an unqualified written opinion in form and substance satisfactory to the Executive that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies described in paragraph (ii) of this Section 5.7 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to or for the benefit of the Executive within five days of the receipt of the Accounting Firm's determination. All determinations made by the Accounting Firm in connection with any Gross-Up Payment or Underpayment shall be final and binding upon the Company and the Executive.

            (ii) The Executive shall notify the Company in writing of any claim asserted in writing by the Internal Revenue Service to the Executive that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than 60 days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall at the Company's expense:

      a. give the Company any information reasonably requested by the Company relating to such claim,

      b. take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

      c. cooperate with the Company in good faith in order effectively to contest such claim, and

      d. permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly as incurred all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or any Federal, state, local or other income or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 5.7, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or Federal, state, local or other income or other tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (iii) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (ii) of this Section 5.7, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph
(ii) of this Section 5.7) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto) upon receipt thereof. If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (ii) of this Section 5.7, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            6. Confidentiality and Non-Competition Agreement. The Executive shall be bound by the terms of the Confidentiality and Non-Competition Agreement, a copy of which is annexed hereto as Exhibit A, during the Employment Period and for such period following the Employment Period as is set forth in the Confidentiality and Non-Competition Agreement. The Executive and the Company shall execute a copy of the Confidentiality and Non-Competition Agreement simultaneously with the execution of this Agreement.

            7. Settlement of Performance Unit Awards. As consideration for entering into this Amended and Restated Employment Agreement and for waiving any rights the Executive has to receive amounts payable to the Executive under grants made prior to the date of this Agreement of Performance Unit Awards under the Company's Long-Term Incentive and Share Award Plan, the Company hereby agrees to pay to the Executive $2,100,000 on the date of this Agreement.

            8.    Miscellaneous Provisions.

                  8.1 Entire Agreement. This Agreement and the Confidentiality and Non-Competition Agreement attached hereto as Exhibit A set forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements, and understandings between the parties with respect to the subject matter hereof. Upon execution of this Agreement and the Confidentiality and Non-Competition Agreement, the employment agreement between the Executive and the Company dated March 15, 1995, shall be superseded and shall be of no further force and effect.

                  8.2 Modification. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties or in the case of a waiver, by the party waiving compliance.

                  8.3 Waiver. The failure of either party at any time or times to require performance of any provision hereof in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or a waiver of any other term or covenant contained in this Agreement.

     8.4 Notices. All notices, demands, consents or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) upon the earlier of receipt, one business day after being sent by telecopier or three business days after being sent by registered or certified mail to the parties at the addresses set forth above or to such other address as either party shall hereafter specify by notice to the other party. Irrespective of the foregoing, notice of change of address shall be effective only upon receipt.

                  8.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

                  8.6 Arbitration. Any controversy or claim arising out of or relating to this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of the Confidentiality and Non-Competition Agreement as to which the parties shall have the right to apply for specific performance to any court having equity jurisdiction, shall be resolved by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award tendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if such party so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers for the arbitrator or arbitrators shall include, but not be limited to, the awarding of injunctive relief. The arbitrator shall include in any award in the prevailing party's favor the amount of his or its reasonable attorney's fees and expenses and all other reasonable costs and expenses of the arbitration. In the event the arbitrator does not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrator shall include in any award in favor of the prevailing party the amount of his or its reasonable costs and expenses of the arbitration as he deems just and equitable under the circumstances. Except as provided above, each party shall bear his or its own attorney's fees and expenses and the parties shall bear equally all other costs and expenses of the arbitration.

                  8.7 Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations hereunder, only to a successor by merger or by the purchase of all or substantially all of the assets and business of the Company and such rights and obligations shall inure to, and be binding upon, any such successor.

                  8.8 Binding  Effect.  This Agreement shall be binding upon and
shall  inure  to  the  benefit  of  the  parties  and  their   respective  legal
representatives, heirs, permitted successors and permitted assigns.

                  8.9 Headings and Word Meanings. Headings and titles in this Agreement are for convenience of reference only and shall not control the construction or interpretation of any provisions hereof. The words "herein," "hereof," "hereunder" and words of similar import, when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear. unless the context otherwise requires. The singular shall include the plural unless the context otherwise requires.

                  8.10  Separability.  Any term or provision  of this  Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.


            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                   THE COMPANY

                                    ALLIANCE ENTERTAINMENT CORP.


                                    By: /s/Elliot B. Newman
                                        -------------------------------------


                                    THE EXECUTIVE


                                     /s/Joseph J. Bianco
                                     ------------------------------------------
                                     Joseph J. Bianco

                               Exhibit A



               CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


     THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (the "Agreement"), entered into and effective as of the 15th day of August, 1996, is by and between ALLIANCE ENTERTAINMENT CORP. (the "Company") and Joseph J. Bianco ("Employee").

            In Consideration of Employee's employment by the Company, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

            1. Confidential Information. By virtue of Employee's employment at the Company, Employee may obtain confidential or proprietary information developed, or to be developed, by the Company. "Confidential Information" means all information, whether in oral, written, graphic or machine-readable form, including but not limited to all: software used or developed in whole or in part by the Company (including source code); algorithms; computer processing systems and techniques; price lists; customer lists; procedures; improvements, concepts and ideas; business plans and proposals; technical plans and proposals; research and development; budgets and projections; technical memoranda, research reports, designs and specifications; new product and service develpments; comparative analyses of competitive products, services and operating procedures; and other information, data and documents now existing or later acquired by the Company, regardless of whether any of such information, data or documents qualify as a "trade secret" under applicable Federal or State law. All such information is collectively referred to as the "Confidential Information".

            2. Non-Disclosure. The Employee agrees that, except as directed by the Company, he will not at any time (during the term of Employee's employment by the Company or at any time thereafter), except as may be expressly authorized by the Company in writing, disclose to any person or use any Confidential Information whatsoever for any purpose whatsoever, or permit any person whatsoever to examine and/or make copies of any reports or any documents or software (whether in written form or stored on magnetic, optical or other mass storage media) prepared by him or that come into his possession or under his control by reason of his employment by the Company or by reason of any consulting or software development services he has performed or may in the future perform for the


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Company which contain or are derived from Confidential Information. The Employee further agrees that while employed at the Company, no Confidential Information shall be removed from the Company's business premises, without the prior written consent of the Company.

     3. Company Property. As used in this Agreement, the term "Company Property" means all documents, papers, computer printouts and disks, records, customer or prospect lists, files, manuals, supplies, computer hardware and software, equipment, inventory and other materials that have been created, used or obtained by the Company, or otherwise belonging to the Company, as well as any other materials containing Confidential Information as defined in Section 1 above. Employee recognizes and agrees that:

     3.1 All Company Property shall be and remain the property of the Company;

     3.2 Employee will preserve, use and hold Company Property only for the benefit of the Company and to carry out the Company's business; and

            3.3 When Employee's employment is terminated, Employee will immediately deliver to the Company all Company Property, including all copies or any other types of reproductions which Employee has in his possession or control.

            4. Non-Solicitation. During the period of his employment and for a period of one (1) year after termination of his employment at Alliance for any reason, Employee shall not, on his own behalf or on behalf of any person, firm or corporation, or in any capacity whatsoever, (i) solicit any persons or entities with which Alliance had contracts or was negotiating contracts regarding products or services during the term of Employee's employment, or (ii) induce, suggest, persuade or recommend to any such persons or entities that they terminate, alter or refrain from renewing or extending, their relationship with Alliance or become a client of Employee or any third party, and Employee shall not himself and shall not induce or permit any other person to approach any such person or entity for any purpose. Should Employee become aware that any other Employee or third party has engaged in such conduct, Employee agrees to immediately advise Alliance of the circumstances of any such conduct.

            5. Restrictive Covenant. Employee acknowledges that his employment with the Company will enable him to obtain knowledge about the computer software the Company develops or uses, as well as of the entertainment and other fields in which the Company does business, and will also enable him to form certain relationships with individuals and entities in the geographic area in which the Company furnishes its services. Employee further acknowledges that the goodwill and other proprietary interests of the Company will suffer irreparable and continuing damage in the event Employee enters into competition with the Company within one (1) year subsequent to the termination of his employment. Therefore, Employee agrees that during the term of his employment and for a period of one
(1) year thereafter, regardless of the cause of the termination of Employee's employment, he will not, without prior written consent of the Company, engage directly or indirectly in any conduct, activity, or business whatsoever which would provide revenue to Employee or to any third party, with any person or entity manufacturing, distributing or supplying a product or service competing with the Company's products or services. Employee further acknowledges that his employment with the Company constitutes fair and adequate consideration for his agreement not to engage in such conduct within one (1) year of the termination of his employment, regardless of the cause of such termination. Employee further agrees that should the Company, in its sole discretion, determine that it is desirable or appropriate to make any payment to Employee upon termination of employment ("Severance Pay"), such Severance Pay shall be deemed additional consideration for Employee's binding obligation not to engage in such conduct during the one (1) year period. However, and notwithstanding any other provision of this Agreement, it is understood and agreed by the Company and Employee that any decision made by the Company regarding Severance Pay, regardless of whether termination occurs with or without cause, shall in no way discharge or release Employee from the obligation not to engage in such conduct during the one (1) year period.

     6. Work Product. Employee agrees that, during the term of his employment with the Company:

            6.1 He will disclose promptly and fully to the Company all works of authorship, inventions, discoveries, improvements, designs, processes, software, or any improvements, enhancements, or documentation of or to the same that he makes, works on or conceives, individually or jointly with others, in the course of his employment by the Company or with the use of the Company's time, materials or facilities, in any way related or pertaining to or connected with the present or anticipated business, development, work or research of the Company or which results from or are suggested by any work he may do for the Company and whether produced during normal business hours or on personal time (collectively the "Work Product");

            6.2 All Work Product of the Employee shall be deemed to be "work made for hire" within the meaning of { 101 of the Copyright Act and all rights to copyright shall be vested entirely in the Company. If for any reason the Work Product is deemed not to be "work made for hire," and its rights to copyright are thereby in doubt, this Agreement shall constitute an irrevocable assignment by the Employee to the Company of all right, title and interest in the copyright of all Work Product created under this Agreement. The parties intend that any and all copyright and other intellectual property rights in the Work Product, including, without limitation, any and all rights of whatever kind and nature now or hereafter to distribute and reproduce such Work Product in any and all media throughout the world, are the sole property of the Company. The Employee hereby agrees to assist the Company in any manner as shall be reasonably requested by the Company to protect the Company's interest in such copyright and/or other intellectual property rights, and to execute and deliver such legal instruments or documents as the Company shall request in order for the Company to register the Company's worldwide copyright in the Work Product with the U.S. Copyright Office and to register and protect the Company's copyright or other intellectual property rights in the Work Product throughout the world. Likewise, the Employee hereby agrees to assist the Company by executing such other documents and instruments which the Company deems necessary to enable it to evidence, perfect and protect its right, title and interest in and to the Work Product.

            6.3 Employee shall make and maintain adequate and current written records and evidence of all Work Product, including drawings, work papers, graphs, computer records and any other document which shall be and remain the property of the Company, and which shall be surrendered to the Company upon request and upon the termination of Employee's employment with the Company, regardless of cause. The provisions of this section and the term Work Product as used herein do not apply to any invention for which no equipment, supplies, facilities or confidential, proprietary or trade secret information of the Company was used, and which was developed entirely on

Employee's own time, while not on the Company's business premises, and which does not relate to the Company's business, unless: (i) the invention relates to the Company's actual or demonstratively anticipated research development or (ii) the invention results from any work performed by Employee for the Company.

            7. Enforcement. The breach or threatened breach by Employee of any of the provisions of this Agreement shall: (i) constitute cause for the termination of Employee's employment and (ii) entitle the Company to a permanent injunction or other injunctive relief in order to prevent or restrain any such breach or threatened breach by Employee or his partners, agents, representatives, servants, independent contractors, or any and all persons or entities directly or indirectly acting for or with Employee. The rights and remedies of the Company under this Agreement shall be in addition to and not in limitation of any of the rights, remedies, and monetary or other damages or redress available to it at law or equity.

            8. Acknowledgment. Employee acknowledges that he has carefully read and considered the provisions of this Agreement, and having done so, agrees that the restrictions set forth are fair and reasonably required for the protection of the interests of the Company. In the event that, notwithstanding the foregoing, any part of the covenants set forth shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this Agreement shall be declared by a court of competent jurisdiction to be unreasonable or unenforceable, the court shall enforce the provision in a way which it deems to be reasonable and enforceable.

     9. Survival. This Agreement shall survive any termination of Employee's employment, whether or not for cause.

            10. The Company Defined. As used in this Agreement, the term "the Company" includes the Company, any assignee or other successor in interest of the Company, and any parent, subsidiary, or other corporation or partnership under common ownership or control with the Company.

     11. Notices. All notices in accordance with this Agreement shall be in writing and given by hand delivery, overnight express delivery, or certified U.S. mail, return


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receipt  requested,  and properly addressed to the party for whom it is intended at the following addresses or such other address as is most recently noticed for such party:


            If to the Company:           Alliance Entertainment Corp.
                                         110 E. 59th Street
                                         New York, New York 10022

                                         Attn: Joseph Bianco
                                         Chairman and Chief
                                         Financial Officer

            If to Employee:              Joseph J. Bianco
                                         23 West 12th Street
                                         New York, New York 10012

            12. Miscellaneous. This Agreement is legally binding on both Employee and the Company and benefits their successors and assigns. It may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It represents the parties' entire understanding regarding the subject matter of this Agreement and supersedes any and all other prior agreements regarding the same subject matter. The terms and provisions of this Agreement cannot be terminated, modified, or amended except in a writing signed by the party against whom enforcement is sought. This Agreement shall be construed in accordance with the laws of the State of New York, and any suit, action or proceeding arising out of or relating to this Agreement shall be commenced and maintained in any court of competent subject-matter jurisdiction in the State of New York, with exclusive venue in New York County. In any suit, action or proceeding arising out of or in connection with this Agreement, the prevailing party shall be entitled to an award of the amount of attorneys' fees and disbursements actually billed to such party, including fees and disbursements on one or more appeals.

     13. No Guarantee of Employment. Nothing in this Agreement shall be interpreted or construed to be a guarantee of ongoing employment, or to otherwise limit the Company's right to terminate Employee's employment at any time.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


EMPLOYEE:                                          ALLIANCE ENTERTAINMENT CORP.

/s/Joseph J. Bianco                                /s/Anil K. Narang
-------------------------                          -------------------------
      (signature)                                    (signature)

Joseph J. Bianco                                   Anil K. Narang
------------------------                           -------------------------
     (name printed)                                  (name printed)

                                                   President & Vice Chairman
                                                   -------------------------
                                                      (title)

                                                                 August 27, 1996


Alliance Entertainment Corp.
110 East 59th Street
New York, New York 10022

Dear Sirs,

     Reference is made to that certain Amended and Restated Employment Agreement dated as of the 15th day of August, 1996 (the "Agreement") by and between Alliance Entertainment Corp. (the "Company") and the undersigned. As a further inducement to the Company to enter into the Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, this letter will confirm the following:

     1. It is understood and agreed by the undersigned that the cash payment to be made by the Company pursuant to Section 7 of the Agreement is being made by the Company for the purpose of retaining for the Company the services of the undersigned over the term of the Agreement.

     2. In the event that the actions or inactions of the undersigned constitute a willful and continuing material failure by the undersigned to perform his material duties under the Agreement, taken as a whole (a "Willful Breach"), the undersigned will be obligated to pay over to the Company a pro rata portion of the payment originally received pursuant to Section 7 of the Agreement, such pro rata amount to be calculated by multiplying the total amount of such payment by a fraction equal to the remaining portion of the term of the Agreement. Notwithstanding anything in this paragraph 2 to the contrary, the Company understands and agrees that the exercise by the undersigned of his rights pursuant to Section 5.4 of the Agreement shall not constitute a Willful Breach as such term is used in this letter.

     3. The undersigned agrees that he will not take, or cause the Company to take, any action or inaction which in turn would cause the undersigned to commit a Willful Breach of the Agreement.

     4. In the event that the undersigned ceases to perform his services prior to the expiration of the term of the Agreement, and a bona fide dispute arises as to whether such cessation constitutes a Willful Breach, the undersigned shall not be obligated to make the repayment contemplated by paragraph 2 of this letter, unless and until it is finally judicially determined that such cessation was a Willful Breach.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance hereof in the space provided below, whereupon this letter and you acceptance shall constitute a binding agreement between us.

                                Very truly yours,


                               /s/Joseph J. Bianco
                               --------------------------------
                               Joseph J. Bianco

Accepted and agreed as of the date first written:


By:/s/Joseph J. Bianco
----------------------------




























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                                 August 15, 1996


Alliance Entertainment Corp.
110 East 59th Street
New York, New York

Gentlemen:

     Reference is made to the Amended and Restated Employment Agreements, dated as of the date hereof, between Alliance Entertainment Corp. and each of the undersigned. Each of the undersigned agrees he will not exercise his right to terminate their respective agreements other than for good reason pursuant to
Section 5.4 thereof in a manner that would violate or cause a default under any existing credit agreement of the Alliance Entertainment Corp. with any bank.

                                                   Yours very truly,


                                                   /s/Joseph Bianco
                                                   ----------------------------
                                                   Joseph Bianco

                                                   /s/Anil K. Narang
                                                   ----------------------------
                                                   Anil K. Narang